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[LOGO]
iVillage Inc
The Women's Network

FOR IMMEDIATE RELEASE


                         CRAIG MONAGHAN DEPARTS iVILLAGE


New York, NY - April 26, 2000 - iVillage Inc. (NASDAQ: IVIL), operator of iVillage.com: The Women's Network (http://www.ivillage.com and AOL keyword: ivillage), today announced that Craig Monaghan, the Company's CFO since June 1998, has resigned to become CFO of Autonation, Inc. (NYSE: AN). Based in Fort Lauderdale, Florida, Autonation is America's largest automotive retailer and a Fortune 100 company with $20 billion in revenue.

Scott Levine, Vice President, Controller & Chief Accounting Officer at iVillage, will serve as interim CFO while a search is conducted. Mr. Levine has been with iVillage since February 1999 and was heavily involved in the Company's initial and follow-on public offerings. Additionally, Mr. Levine was involved with iVillage at its inception, as acting audit manager on the Company's account during his tenure at PricewaterhouseCoopers (formerly Coopers & Lybrand).

Candice Carpenter, iVillage CEO commented, "Craig began his career at three Fortune 500 companies, so it is not surprising that he is taking the opportunity to be CFO of a Fortune 100 company. Craig has been with iVillage for two years and has been a key contributor to our success, having built a sound and sophisticated financial structure at the Company."

About iVillage.com: The Women's Network

iVillage.com: The Women's Network (http://www.ivillage.com and AOL keyword: ivillage) is the leading women's network online providing practical solutions and everyday support for women between the ages of 25 and 54. iVillage.com is organized into branded communities that focus on issues of most importance to women and provide interactive services, peer support and online access to experts through 16 content channels and several stores. Content channels include allHealth, Astrology, Beauty, Book Club, Click!: Where Computers Make Sense, Diet & Fitness, Food, Garden, MoneyLife, ParentsPlace, Parent Soup, Pets, Relationships, Travel, Work from Home, and Working Diva, and are complemented by stores such as iBaby , iMaternity, Shopping Central, and PlusBoutique. Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is a new media company, recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic and market conditions,
(iii) the effect of federal, state and foreign regulation on iVillage's business, and (iv) the impact of recent and future acquisitions on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.


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CONTACTS:

Media:

iVillage                    The Abernathy MacGregor Group
Jason Stell                 Carl Fischer
212.206.3141                212.371.5999
jason@mail.ivillage.com     crf@abmac.com

Analysts and Investors:

iVillage                    The Abernathy MacGregor Group
Barbara Coffey              Carina Thate
917.326.4193                212.371.5999
bcoffey@mail.ivillage.com   cct@abmac.com